REALOGY EXTENDS INVITATIONS TO ELIGIBLE HOLDERS OF ITS EXISTING NOTES

TO PARTICIPATE IN SECOND LIEN INCREMENTAL TERM LOANS

PARSIPPANY, N.J., (Nov. 13, 2008) — Realogy Corporation (the “Company”) announced that it is extending invitations (“Invitations”) for commitments of up to $500,000,000 aggregate principal amount of new second lien incremental term loans (the “Second Lien Incremental Term Loans”), to eligible holders (as defined below) of each of the notes listed in the table below (collectively, the “Existing Notes”). The Company will be entering into the Second Lien Incremental Term Loans under the incremental loan (accordion) feature of its existing senior secured credit facility. The Second Lien Incremental Term Loans will mature on April 15, 2014.

The Second Lien Incremental Term Loans will be guaranteed by all of the subsidiaries of the Company (the “Guarantors”) that guarantee its first lien obligations under its existing senior secured credit facility and will be secured on a second-priority lien basis by substantially all the assets owned by the Company and the Guarantors to the extent such assets secure its first lien obligations under its senior secured credit facility.

The Invitations to participate as a lender in the Second Lien Incremental Term Loans will terminate at midnight, New York City time, on December 11, 2008 (such time and date, as the same may be extended, the “Termination Date”). Holders who make their commitments by 5:00 p.m., New York City time, on November 26, 2008 (such time and date, as the same may be extended, the “Early Commitment Date”) will be required to fund each $100,000 principal amount of commitments accepted by the Company with the Early Commitment Consideration, which will be less than the consideration payable by holders who fund commitments accepted by the Company after the Early Commitment Date as described in the table below. Commitments may be rescinded prior to 5:00 p.m., New York City time, on November 26, 2008 (such time and date, as the same may be extended, the “Commitment Rescission Deadline”) and may not be rescinded thereafter. In addition, Senior Subordinated Notes and Senior Cash Notes delivered in connection with a commitment on or prior to the Early Commitment Date will be entitled to receive at closing, cash with respect to accrued and unpaid interest on such Existing Notes. Commitments received from holders of Senior Toggle Notes or commitments received after the Early Commitment Date will not receive any additional payment in respect of accrued but unpaid interest and any such interest will be forfeited.

The table below describes the principal amount of Existing Notes to be delivered to commit to $100,000 of Second Lien Incremental Term Loans:

				For each $100,000 Principal Amount of Second Lien Incremental Term Loans, Principal Amount of Applicable Existing Notes to be Delivered:*
Title of Existing Notes to be Delivered	CUSIP /ISIN	Outstanding Principal Amount (in millions)	Tranche of Second Lien Incremental Term Loans	Prior to or on the Early Commitment Date (“Early Commitment Consideration”)	After the Early Commitment Date (“Commitment Consideration”)	Acceptance Priority Level
12.375% Senior Subordinated Notes due 2015 (“Senior Subordinated Notes”)	75605EAW0/ US75605EAW03 (registered) and 75605EAR1/ US75605EAR18 (144A) and 75605EAR1/ USU7534PAG64 (REG S)	$875.0	Term C	$277,477.48	$286,059.26	1

10.50% Senior Notes due 2014 (“Senior Cash Notes”)	75605EAT7/ US75605EAT73 (registered) and 75605EAK6/ US75605EAK64 (144A) and 75605EAK6/ USU7534PAD34 (REG S)	$1,700.0	Term C	$198,709.68	$204,855.34	2

11.00%/11.75% Senior Toggle Notes due 2014 (“Senior Toggle Notes”)	75605EAV2/ US75605EAV20	$582.2	Term D	$212,030.08	$218,587.71	3

*	The Company will not accept any commitments that would result in a commitment of less than $250,000 principal amount of Second Lien Incremental Term Loans.

The Company has limited (i) the amount of commitments funded by Senior Subordinated Notes to $125,000,000 and (ii) the amount of commitments funded by Senior Toggle Notes to $175,000,000. In addition, the Company will accept commitments in accordance with the Acceptance Level Priority shown in the chart above with level 1 having the highest priority. Commitments from holders of Senior Subordinated Notes and Senior Cash Notes will only be accepted for the Second Lien Term C Loans and commitments from holders of Senior Toggle Notes will only be accepted for Second Lien Term D Loans under which the Company may make interest payments partly in kind, at its election. The Invitations are not conditioned on any minimum commitment amounts, however, commitments of less than $250,000 will not be accepted.

The Invitations to participate as a lender in the Second Lien Incremental Term Loans are being extended only to holders who are not ineligible institutions under the senior secured credit facility and who certify to Realogy that, (a) if they are in the United States, they are “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) or (b) if they are outside the United States, they are persons other than U.S. persons (as defined in Rule 902 under the Securities Act). Such holders are referred to as “eligible holders.”

The Company’s obligation to accept any commitments, and the Existing Notes delivered pursuant to such commitments, is set forth solely in the Confidential Information Memorandum relating to the Invitations and the related Commitment Letters and Note Delivery Letters. Documents relating to the Invitations will only be distributed to holders of Existing Notes who confirm their eligibility. The Invitations are made only by, and pursuant to, the terms set forth in the Confidential Information Memorandum, and the information in this press release is qualified by reference to the Confidential Information Memorandum and the related Commitment Letter and Note Delivery Letter. Subject to applicable law, the Company may amend, extend or terminate the Invitations.

About Realogy Corporation

Realogy Corporation, a global provider of real estate and relocation services, has a diversified business model that includes real estate franchising, brokerage, relocation and title services. Realogy’s world-renowned brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. Headquartered in Parsippany, N.J. Realogy is owned by affiliates of Apollo Management, L.P., a leading private equity and capital markets investor.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Realogy Corporation (“Realogy”) to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.

Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: the interest on the part of holders of our Existing Notes to make a commitment pursuant to the invitations, our substantial debt leverage; continuing adverse developments in the residential real estate markets; continuing adverse developments in general business, economic and political conditions, including reduced availability of credit and the instability of financial markets in the U.S. and abroad, the recent substantial decline in the stock markets, changes in short-term or long-term interest rates or mortgage-lending practices, or any outbreak or escalation of hostilities on a national, regional or international basis; a continuing drop in consumer confidence and/or the impact of a recession or a prolonged period of slow economic growth in the U.S. economy; our ability to comply with the affirmative and negative covenants contained in our debt agreements; our failure to complete future acquisitions or to realize anticipated benefits from completed acquisitions; our failure to maintain or acquire franchisees and brands or the inability of franchisees to survive the current real estate downturn; and our inability to access capital and/or securitization markets.

Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and our Form 10-Q for the quarter ended September 30, 2008 and in our other periodic reports filed from time to time, in connection with considering any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Relations Contact:

Alicia Swift

(973) 407-4669

alicia.swift@realogy.com

Media Contact:

Mark Panus

(973) 407-7215

mark.panus@realogy.com

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